As filed with the Securities and Exchange Commission on July 14, 2003
                                                 Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                   VIVUS, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



    DELAWARE                          2834                         94-3136179
--------------------------------------------------------------------------------
 (STATE OR OTHER                (PRIMARY STANDARD               (I.R.S. EMPLOYER
 JURISDICTION OF                   INDUSTRIAL                    IDENTIFICATION
  INCORPORATION                  CLASSIFICATION                      NUMBER)
OR ORGANIZATION)                  CODE NUMBER)


                               1172 CASTRO STREET
                             MOUNTAIN VIEW, CA 94040
                                 (650) 934-5200
--------------------------------------------------------------------------------
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                        1994 EMPLOYEE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)


                                LELAND F. WILSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   VIVUS, INC.
                               1172 CASTRO STREET
                             MOUNTAIN VIEW, CA 94040
                                 (650) 934-5200
--------------------------------------------------------------------------------
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   COPIES TO:
                              MARIO M. ROSATI, ESQ.
                              MARK J. CASPER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050



     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. [X]
================================================================================



                                        CALCULATION OF REGISTRATION FEE
=====================================  ==================  =============  ==============  ================
                                                             PROPOSED
                                                              MAXIMUM       PROPOSED
                                             AMOUNT          OFFERING        MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO         TO BE             PRICE        AGGREGATE        AMOUNT OF
BE REGISTERED                              REGISTERED      PER SHARE (2)  OFFERING PRICE  REGISTRATION FEE
-------------------------------------  ------------------  -------------  --------------  ----------------
Common Stock, $0.001 par value, to be
issued under the 1994 Employee Stock
Purchase Plan                          600,000 Shares (1)  $        3.81  $    2,286,000  $         184.94
-------------------------------------  ------------------  -------------  --------------  ----------------

        TOTAL REGISTRATION FEES:                                                          $         184.94
=====================================  ==================  =============  ==============  ================


(1) Represents shares of Common Stock which have become available for issuance under the Registrant's 1994 Employee Stock Purchase Plan as a result of an amendment approved by the Board of Directors on April 14, 2003 and by the stockholders at the Registrant's Annual Meeting held on June 4, 2003 increasing the number of shares authorized for issuance thereunder by an aggregate of 600,000 shares.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Registrant's 1994 Employee Stock Purchase Plan. The computation is based on the average of the high and low price of the Registrant's Common Stock as reported on the Nasdaq National Market on July 11, 2003 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the 1994 Employee Stock Purchase Plan, the purchase price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the beginning of the Plan Enrollment Date or the ending of the Plan Enrollment Date, whichever is lower.

             STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF
                              ADDITIONAL SECURITIES

         This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1994 Employee Stock Purchase Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission on (i) June 14, 1994 (File No. 033-80362), (ii) June 24, 1996 (File No. 033-75698) and (iii) March 21, 2001 (File No. 333-57374),
collectively, the Previous Form S-8s, including periodic reports that the Registrant filed after the Previous Form S-8s to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the Securities and Exchange Commission are listed below:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed on March 17, 2003 pursuant to
               Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) Proxy Statement filed as of April 23, 2003 in connection with the Annual Meeting of Stockholders held on June 4, 2003.

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, as filed pursuant to Section 13 (a) of the Exchange Act on May 9, 2003.

         (d) All other reports filed by the Registrant pursuant to Sections 13 (a) or 15 (d) of the Exchange Act since March 31, 2003.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

         The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mountain View, State of California on July 14, 2003.

                                  VIVUS, INC.

                                  By: /s/ Richard Walliser
                                      ------------------------------------------
                                      Richard Walliser
                                      Vice President and Chief Financial Officer



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leland F. Wilson and Richard Walliser, jointly and severally, their attorneys-in-fact, each with the power of substitution, for them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           SIGNATURE                                   TITLE                             DATE
-------------------------------------    ---------------------------------------     -------------

/s/ Leland F. Wilson                     Chief Executive Officer and President
-------------------------------------    (Principal Executive Officer)
Leland F. Wilson                                                                     July 14, 2003


/s/ Virgil A. Place                      Chairman of the Board, Chief
-------------------------------------    Scientific Officer and Director
Virgil A. Place                                                                      July 14, 2003


/s/ Richard Walliser                     Vice President of Finance and
-------------------------------------    Chief Financial Officer (Principal
Richard Walliser                         Financial and Accounting Officer)           July 14, 2003


/s/ Graham Strachan                      Director
-------------------------------------
Graham Strachan                                                                      July 14, 2003


/s/ Mark B. Logan                        Director
-------------------------------------
Mark B. Logan                                                                        July 14, 2003


/s/ Linda M. Dairiki Shortliffe, M.D.    Director
-------------------------------------
Linda M. Dairiki Shortliffe, M.D.                                                    July 14, 2003


/s/ Mario M. Rosati                      Director
-------------------------------------
Mario M. Rosati                                                                      July 14, 2003

                                INDEX TO EXHIBITS





  EXHIBIT NUMBER               EXHIBIT DOCUMENT
------------------   -------------------------------------


      5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered (Counsel to the Registrant)

      10.44       1994 Employee Stock Purchase Plan, as amended

      23.1        Consent of KPMG LLP, Independent Auditors

      23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

      24.1        Power of Attorney (see signature page)